As filed with the Securities and Exchange Commission on January 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	901 Gateway Boulevard, Third Floor South San Francisco, CA (650) 900-4520	46-4670809
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Richard A. Miller, M.D.

President and Chief Executive Officer

Corvus Pharmaceuticals, Inc.

901 Gateway Boulevard, Third Floor South San Francisco, CA (650) 900-4520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kathleen Wells Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File no. 333-281318)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $1,249,983, or the equivalent thereof, of its (a) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (e) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-281318) (the “Prior Registration Statement”), initially filed on August 6, 2024 and declared effective by the Securities and Exchange Commission on August 15, 2024. The required opinion and consents are filed herewith. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)
24.2	Power of Attorney (incorporated by reference to the signature page hereto)
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on January 21, 2026.

Corvus Pharmaceuticals, Inc.

By:	/s/ Richard A. Miller, M.D.
Richard A. Miller, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard A. Miller, M.D. Richard A. Miller, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 21, 2026

/s/ Leiv Lea Leiv Lea	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2026

* Ian T. Clark	Director	January 21, 2026

* Linda S. Grais, M.D., J.D.	Director	January 21, 2026

* Scott W. Morrison	Director	January 21, 2026

* Peter Thompson, M.D.	Director	January 21, 2026

*By:	/s/ Leiv Lea
Leiv Lea
Attorney-in-Fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Miller and Leiv Lea, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David Moore David Moore	Director	January 21, 2026

/s/ Richard van den Broek Richard van den Broek	Director	January 21, 2026